SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


          THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 24, 2003, amends and supplements that certain Amended and Restated Credit Agreement dated as of April 30, 1999, as amended to date (the "Credit Agreement"), among BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), the financial institutions from time to time party thereto (individually a "Lender" and collectively the "Lenders"), and U.S. BANK NATIONAL ASSOCIATION (formerly known as Firstar Bank, N.A., successor by merger to Firstar Bank Milwaukee, N.A.), as agent for the Lenders (in such capacity, the "Agent").

                                     RECITAL

          The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

          In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lenders, the Agent and the Company agree as follows:

          1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this Sixth Amendment.

          2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

               (a) The definition of "Revolving Loan Commitment" contained in section 1 is hereby amended to read as follows:

                    "Revolving Loan Commitment" means the obligation of each Lender to make Revolving Loans to the

          Company. The total Revolving Loan Commitment of the Lenders is initially $60,000,000 and is subject to reduction from time to time pursuant to section 2.6. The Revolving Loan Commitment of each Lender is such Lender's Percentage of the total Revolving Loan Commitment and the initial Revolving Loan Commitment of each Lender is set forth on Exhibit H attached hereto.

               (b) Section 6.9 is amended to read as follows:

                    6.9 Adjusted Tangible Net Worth. Permit Adjusted Tangible Net Worth to be less than $18,000,000 at any time.

               (c) Exhibit H attached hereto shall be deemed to be an exhibit to the Credit Agreement and shall replace its predecessor attached thereto.

          3. Effectiveness of Sixth Amendment. This Sixth Amendment shall become effective upon its execution and delivery by the Company, the Lenders and the Agent, and the receipt by the Agent of an Acknowledgment, Consent and Reaffirmation duly executed by the Guarantor, whereby the Guarantor acknowledges and consents to the terms of this Sixth Amendment.

          4. Consent to Return-of-Capital Dividend. Notwithstanding anything to the contrary contained in the Credit Agreement, including section 6.1 thereof, the Banks and the Agent hereby consent to the Company's payment of a one-time, return-of-capital dividend to the Company's Parent in an amount not to exceed $3,000,000.

          5. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

               (a) The execution and delivery of this Sixth Amendment and related documents, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

               (b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this Sixth Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Lenders pursuant to sections 5.1 and
5.2 of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan Documents and, to the Company's knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.

          6. Costs and Expenses. The Company agrees to pay to the Agent, on demand, all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Sixth Amendment.

          7. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

          8. Counterparts. This Sixth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Sixth Amendment by signing any such counterpart.

           [Intentionally Left Blank, Signatures Appear on Next Page]

                                       BANDO MCGLOCKLIN SMALL
                                       BUSINESS LENDING CORPORATION

                                       BY /s/ Susan J. Hauke
                                         ---------------------------------------
                                            Its VP Finance
                                                --------------------------------

                                       U.S. BANK NATIONAL ASSOCIATION
                                       (formely known as Firstar Bank, N.A.,
                                       successor by merger to Firstar Bank
                                       Milwaukee, N.A.), as the Agent
                                       and a Lender

                                       BY /s/ Jon B. Beggs
                                          --------------------------------------
                                            Its VP
                                                --------------------------------


                                       LASALLE BANK NATIONAL
                                       ASSOCIATION (formerly known
                                       as LaSalle National Bank)


                                       BY /s/ Daniel C. Langhoff
                                          --------------------------------------
                                            Its Vice President
                                                --------------------------------


                                       M&I MARSHALL & ILSLEY BANK


                                       BY /s/ Jim Tepp
                                          --------------------------------------
                                            Its VP
                                                --------------------------------

                                       BY /s/ Philip D. Koepke
                                          --------------------------------------
                                            Its SVP
                                                --------------------------------

                                    EXHIBIT H

                       Lenders' Revolving Loan Commitments
                       -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------
               Lender                          Revolving Loan                        Percentage
                                                 Commitment
------------------------------------- ----------------------------------- -----------------------------------
U.S. Bank National Association                   $35,000,000                         58.3333333%
------------------------------------- ----------------------------------- -----------------------------------
LaSalle Bank National Association                $15,000,000                         25.0000000%
------------------------------------- ----------------------------------- -----------------------------------
M&I Marshall & Ilsley Bank                       $10,000,000                         16.6666667%
------------------------------------- ----------------------------------- -----------------------------------